UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Pursuant to §240.14a-12

GREY WOLF, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Manager Communication:
The following was distributed to managers of Grey Wolf, Inc. and Precision Drilling Corporation by email on November 21, 2008:
As we approach the closing date of the merger between Precision and Grey Wolf, it is important that you have conversations with your people. Please do so in the next few days as part of your regular meetings. Also, we would like you to provide us with any feedback that you receive by December 1st so we can better address questions, suggestions and concerns about the merger.
TALKING POINTS
We have provided the following talking points for you to use with your people.
•	Precision remains committed to the merger with Grey Wolf in the face of a highly challenging financial market and economic downturn.
•	The merger will position Precision to be the high-performance, high-value provider of services for global energy.
Value will be created from operational economies of scale related to procurement, processes and systems across all North American oil and gas shales.
Diversification will create greater opportunity and lower risk across geographies, customers, rig types, and other businesses.
Growth will increase by gaining market share in U.S. and international markets while maintaining leading market share in Canada.
•	We have a strong balance sheet that will support us during a potential downturn and allow us to strengthen our competitive position.

•	Precision has been in business for over half a century. We are strongly committed to the long-term success of the company.
•	The new Precision will create growth and opportunity for you.
•	Our people are our greatest source of value and competitive advantage.

•	We are committed to your development and success as new opportunities emerge.

•	This transaction is not about headcount reduction. It is about growing share in the U.S. and internationally, adding over one hundred rigs in the next five years.

•	We are excited about integrating our cultures.
•	Both organizations are highly committed to safety, developing people, and delivering superior value to customers.

•	Both organizations are very strong at execution and are solutions oriented.

•	The Precision rig manager model, which is focused on performance vs. assets, and leverages superior, low cost internal support services, will drive even greater success in the U.S. and internationally.
•	We have assembled a joint Precision and Grey Wolf integration team to lead our integration process.
•	Until the transaction closes, our companies remain independent, but the law allows us to plan for the day after closing. We cannot discuss customer specifics, but we can share information about operating practices, general strategies, etc... Planning is already underway.

•	Town hall meetings are being scheduled in the U.S. field operations for December 2nd through 4th. Details will follow.

•	We expect to complete the first two levels of organization by December 11, 2008, the next level by January 9, 2009, and the entire organization by February 6, 2009.

•	Although not all integration activities will be fully implemented in the next six months, the integration process will be transitioned to day-to-day operations by that time.

•	The integration team will be reaching out across the organization for participation on functional integration teams.

•	We do not have all the answers to all the questions now. However, we are committed to keeping you fully informed and letting you know when we expect to have answers.
COMMUNICATION TIPS
As people turn to you for guidance and information, we would like to provide you with some tips regarding how to communicate with your team:
•	Use your regular team meetings and briefings to communicate with your team.

•	Encourage questions and make yourself available. If you don’t have time to speak with an employee immediately, be specific as to when you will be available. Make sure to follow up.

•	If you don’t know the answer to a question, say so. Tell the employee you will look into it and get the information. Make sure to follow up as quickly as possible.

•	Encourage feedback. Some employees won’t speak up unless they’re prompted. Let them know you are willing to listen.

•	Be a good listener. Do you understand what the other person is really saying? Ask questions to be sure.

•	Treat employees equally. Everyone appreciates being “in the know.” If one team member asks a question, assume others are thinking about the same question and provide the information to all at your next meeting.

•	Be aware that any communication you have with an employee has the potential to spread to others, both within and outside of the organization. If you don’t have the facts, don’t speculate.

•	If you hear rumors, let your manager or one of the Integration Steering Committee members know so we can provide the facts.

•	Communicate clearly. Can you accurately say what you want to say? If not, get more information or details. Ask for assistance in communicating or rehearse your conversation with a co-worker.

•	Make sure your actions support your communication. Do you do as you say? Does your body language support your message?
Forward-Looking Statements
The foregoing communication contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. The specific forward-looking statements cover our expectations and projections regarding the anticipated benefits of the Precision merger. These forward-looking statements are subject to risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially, including oil and natural gas prices and trends in those prices, the pricing and other competitive policies of our competitors, uninsured or under-insured casualty losses, cost of insurance coverage, increasing rig supply, changes in interest rates, unexpected costs under turnkey drilling contracts, weather conditions, the overall level of drilling activity in our market areas, integration difficulties, and the risk that the Precision merger may not be completed or anticipated benefits will not be realized. Please refer to reports filed with the Securities and Exchange Commission by Grey Wolf for additional information concerning risk factors that could cause actual results to differ materially from these forward-looking statements.
Additional Information and Where to Find It
In connection with the proposed merger, Precision has filed a registration statement on Form F-4, which includes a proxy statement of Grey Wolf with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS OF GREY WOLF ARE URGED TO CAREFULLY READ IN THEIR ENTIRETY THE REGISTRATION STATEMENT, THE PROXY STATEMENT/PROSPECTUS AND OTHER MATERIALS REGARDING THE PROPOSED TRANSACTION, BECAUSE THEY CONTAIN IMPORTANT

INFORMATION ABOUT GREY WOLF, PRECISION, PRECISION LOBOS CORPORATION, A WHOLLY-OWNED SUBSIDIARY OF PRECISION CREATED AS A SPECIAL PURPOSE VEHICLE, AND THE PROPOSED MERGER. Prospective investors and security holders may obtain a free copy of the registration statement and the proxy statement/prospectus and other documents containing information about Grey Wolf and Precision, without charge, at the SEC’s web site at www.sec.gov, at Precision’s web site at www.precisiondrilling.com, and at Grey Wolf’s web site at www.gwdrilling.com. Copies of the registration statement and the proxy statement/prospectus and the SEC filings are incorporated by reference therein may also be obtained for free by directing a request to either Investor Relations, Precision Drilling Trust, (403) 716-4500 or to Investor Relations, Grey Wolf, Inc., (713) 435-6100.
Participants in the Solicitation
Grey Wolf and Precision and their respective directors, officers, trustees and other persons may be deemed to be participants in the solicitation of proxies from Grey Wolf’s shareholders in respect of the proposed merger. Information about the directors and executive officers of Grey Wolf and their ownership of Grey Wolf common stock can be found in Grey Wolf’s proxy statement filed October 29, 2008 (the “proxy statement/prospectus”). Information concerning the directors and executive officers of Precision is included in the proxy statement/prospectus. Additional information regarding the identity of potential participants in the solicitation of proxies in respect of the proposed merger and a description of their direct and indirect interests, by security holdings or otherwise, is also included in the proxy statement/prospectus.